 Exhibit 99.1

DropCar Announces Intention to
Explore Strategic Opportunities to Maximize Shareholder Value

Announces 1:6 Reverse Stock Split
to Regain Nasdaq Compliance

NEW YORK – March 8, 2019 - (BUSINESS WIRE) - DropCar, Inc. (Nasdaq: DCAR), a provider of last mile logistics technology, mobility services and cloud based software for both the automotive industry and consumers, today announced that the Company has initiated a process to evaluate strategic opportunities to maximize shareholder value. While management continues to focus on the Company’s business activities and operations, this process will consider a range of potential strategic opportunities including, but not limited to, business combinations.

Spencer Richardson, Chief Executive Officer, commented: "The Board of Directors and management believe that now is the right time to review strategic opportunities in order to assess how best to maximize value for our shareholders. During this process, the DropCar team will remain focused on our current business operations."

Reverse Stock Split

As announced by the Company on September 25, 2018, the Listing Qualifications Department of the Nasdaq Stock Market granted the Company a 180-day period to regain compliance with the requirement of a minimum $1.00 per share closing bid price of its common stock for ten (10) consecutive business days for continued inclusion on the Nasdaq Capital Market. The Company provided a written notice of its intention to cure the deficiency during the 180-day extension period by effecting a reverse stock split, if necessary.

Accordingly, the Company today announced that it is effecting a reverse stock split of its issued and outstanding common stock, par value $0.0001 per share, at a ratio of one (1) share of common stock for every six (6) shares of common stock outstanding after the close of market on Friday, March 8, 2019. The reverse stock split will affect all stockholders uniformly and will not alter any stockholder's percentage interest in the Company's equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold a fractional share of the Company’s common stock will receive payment in cash in lieu of any such resulting fractional shares of common stock as the post-reverse split amounts of common stock will be rounded down to the nearest full share.

The Company's common stock will continue to trade on the Nasdaq Capital Market under the stock ticker "DCAR" but will trade under the new CUSIP number 26210U203.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the company to meet its business objectives and operational requirements and the impact of competitive products and services and technological changes. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors under the heading “Risk Factors” in DropCar’s filings with the Securities and Exchange Commission. Except as required by applicable law, DropCar undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

About DropCar

Founded and launched in New York City in 2015, DropCar's mission is to power the next generation of mobility by bringing the automotive industry's products and services to everyone's front door. DropCar's core Mobility Cloud platform, and integrated mobile apps help consumers and automotive-related companies reduce the cost, hassles and inefficiencies of owning a car, or fleet of cars, in urban centers. Dealerships, fleet owners, OEMs and shared mobility companies use DropCar's last mile logistics platform to reduce costs, streamline logistics and deepen relationships with customers. More information is available at https://drop.car/

Contact Investor Relations

Spencer Richardson
ir@DropCar.com
(646) 916-4595